Empyrean Bioscience, Inc.
23800 Commerce Park Road
Suite A
Cleveland, Ohio   44122


Ladies and Gentlemen:

     We have acted as counsel to Empyrean Bioscience, Inc., a Wyoming corporation ("Empyrean Wyoming") and Empyrean Bioscience, Inc., a Delaware corporation ("Empyrean Delaware"), in connection with the Agreement and Plan of Merger dated as of _________, 2000, (the "Agreemen") by and among Empyrean Delaware and Empyrean Wyoming. Pursuant to the Agreement, Empyrean Wyoming will merge with and into Empyrean Delaware (the "Merger"), with Empyrean Delaware surviving the Merger.

     Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

FACTUAL BASIS FOR OPINION

     For the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth, accuracy and completeness, at all relevant times, of the certifications, representations, statements, and warranties contained in tfollowing documents:

     1. The Agreement;

     2. Certifications and representations made to us by Empyrean Wyoming and Empyrean Delaware in a certificate reproduced as Exhibit A hereto (the "Tax Certificate"); and

     3. Empyrean Wyoming's Form S-4 Registration Statement filed with the Securities and Exchange Commission in connection with the Agreement (the "Registration Statement").

     The  foregoing   documents  shall   collectively  be  referred  to  as  the
"Documents" in this letter.

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ASSUMPTIONS

     In connection with rendering this opinion, we have assumed (without any independent investigation) that:

     1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to, and are true and complete copies of, the original documents, and there has been or will be by the Effective Time of the Merger due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     2. Any certification, representation, or statement made in the Documents "to the knowledge of," "to the best of the knowledge," or otherwise similarly qualified is correct without such qualification. As to all matters in which a person or entity making a certification, representation, or statement in the Documents has certified, represented, or stated that such person or entity either is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement. As to any matter in which a person or entity making a certification, representation, or statement in the Documents has certified, represented, or stated that such certification, representation, or statement is true and accurate in all "material aspects," such certification, representation, or statement is true and accurate in all respects insofar as it relates to issues associated with the federal income tax consequences of the Merger.

     3. All certifications, representations, or statements contained in any of the Documents or otherwise made to us are true and correct in all respects and will continue to be true and correct in all material respects as of the Effective Time of the Merger and all other relevant times, and no actions have been or will be taken which are inconsistent with such certifications, representations, or statements.

     4. Each entity that is a party to the Documents has been duly organized or formed and is validly existing and in good standing as a corporation or similar organization under the laws of its jurisdiction of organization and is qualified to do business and is in good standing as a foreign corporation or other organization in each jurisdiction where by law it is required to be so qualified.

     5. All of the Documents have been duly authorized, executed and delivered by each party thereto, constitute a valid and binding obligation upon each party thereto, and are enforceable against each party thereto in accordance with their terms. Each party has the requisite corporate or other organizational power and authority to perform such party's obligations under the Documents, and each such party has performed and will perform such party's obligations under the Documents.

     6. The Merger will be reported by Empyrean Wyoming and Empyrean Delaware on the federal income tax return which will be filed for such companies in a manner consistent with the opinion set forth below.

     7. The Merger will be consummated in accordance with the Agreement (and without any waiver, breach or amendment of any of the provisions thereof) and will be effective under applicable state laws.

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     8. No transactions have occurred or will occur following the Effective Time othe Merger that would cause the continuity of interest requirement as specified in Treasury Regulations Section 1.368-1(e) to be violated.

OPINION

     Based on our examination of the Documents and subject to the assumptions, exceptions, limitations, and qualifications set forth herein, we are of the opinion that if the Merger is consummated in accordance with the Agreement (and without any waiver, breach, or amendment of any of the provisions thereof) and if the certifications, representations and warranties set forth in the Tax Certificate and the Registration Statement are true and correct, then, for United States federal income tax purposes:

     1. The Merger will qualify as a "reorganization" within the meaning of S368(a) of the Code.

     2. No gain or loss will be recognized by holders of Empyrean Wyoming common stock upon the surrender of their shares of Empyrean Wyoming common stock solely in exchange for shares of Empyrean Delaware common stock.

     3. Each shareholder's aggregate tax basis in the Empyrean Delaware common stock received in the Merger will equal such shareholder's aggregate tax basis in the Empyrean Wyoming common stock surrendered in exchange therefor.

     4. The holding period of the Empyrean Delaware common stock received in the Merger by each shareholder of Empyrean Wyoming will include the holding period of the Empyrean Wyoming common stock surrendered in exchange therefor, provided that the Empyrean Wyoming common stock was held by such shareholder as a capital asset at the Effective Time of the Merger.

     5. Empyrean Wyoming should not recognize gain or loss for federal income tax purposes as a result of the Merger and Empyrean Delaware should succeed to the federal income tax attributes of Empyrean Wyoming enumerated in Section 381(c).

EXCEPTIONS, LIMITATIONS AND QUALIFICATIONS

     In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations, and qualifications set forth below.

     1. This opinion represents and is based upon our best judgment regarding the application of current federal income tax laws (including the Code, existing judicial decisions, administrative regulations, and published rulings and procedures). Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial, or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the

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conclusions  stated  herein.  Nevertheless,  we undertake no  responsibility  to advise you of any new developments in the application or iof the federal income tax laws.

     2. This opinion addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code and the consequences of the Merger as described above, and does not address any other federal or any state, local, or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger).

     3. Insofar as the opinion relates to the federal income tax consequences associated with the classification of the Merger as a reorganization under Sections 368(a) of the Code (Items 2 through 4 of the opinion above), such consequences are those generally applicable to Empyrean Wyoming shareholders who do not exercise their dissenters' rights. The opinion does not address the tax consequences to specific categories of shareholders accorded special treatment under the Code including, without limitation, shareholders who acquired their shares of Empyrean Wyoming common stock upon the exercise of stock options or in other compensatory transfers, foreign persons, tax-exempt organizations, insurance companies, financial institutions, and dealers in stock and securities.

     4. No opinion is expressed as to any transaction other than the Merger as described in the Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of the Agreement without waiver, breach or amendment of any provision thereof, or if all of the certifications, representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the certifications, representations, warranties, statements, or assumptions upon which we have relied to issue this opinion is incorrect our opinion might be adversely affected and may not be relied upon.

     5. This opinion is only for the benefit of Empyrean Wyoming and the shareholders of Empyrean Wyoming who do not exercise their dissenters' rights in connection with the Merger, and may not be relied upon by any other person, firm or entity for any purpose without our express written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-4 (SEC File No. 333-84147), including amendments thereto, and to the use of our name in the prospectus included in the Registration Statement under the caption "Legal Matters" and to the reference to our opinion elsewhere in the Registration Statement. Other than as specified above, this letter may not be paraphrased, quoted, summarized, duplicated or reproduced in whole or in part.

                                      Yours very truly,


                                      /s/ BENESCH, FRIEDLANDER,
                                          COPLAN & ARONOFF LLP

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